                        KANEB PIPE LINE PARTNERS, L.P.             Exhibit 21
                             LIST OF SUBSIDIARIES
                             --------------------



KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

      SUPPORT TERMINALS OPERATING PARTNERSHIP, L.P.
      SUPPORT TERMINAL SERVICES, INC.
           STANTRANS, INC.